EXHIBIT 5.1
K&L Gates LLP
K&L Gates Center
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222-2613
(412) 355-6500
December 27, 2010
Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222
Ladies and Gentlemen:
     We have acted as your counsel in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 7,384,160 shares (the “Shares”) of common stock, $0.10 par value, of Allegheny Technologies Incorporated, a Delaware corporation (the “Company”), to be issued in connection with the merger of LPAD Co., a Wisconsin corporation and wholly owned subsidiary of the Company (“LPAD”), with and into Ladish Co., Inc., a Wisconsin corporation (“Ladish”), with Ladish continuing as the surviving entity and a wholly owned subsidiary of the Company, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of November 16, 2010 (the “Merger Agreement”), by and among Ladish, the Company, LPAD and PADL LLC, a Wisconsin limited liability company and wholly owned subsidiary of the Company (“PADL”).
     You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, the corporate action of the Company that provides for the issuance of the Shares and the Merger Agreement, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials.
     For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company, LPAD or PADL) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company, LPAD or PADL) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We also have assumed for purposes of this opinion letter that, prior to the issuance of any of the Shares, (i) the Registration Statement, as then amended, will have become effective under the Securities Act and will not be subject any stop order or similar proceeding, and such effectiveness will not have been terminated or rescinded; (ii) the shareholders of Ladish will have adopted the Merger

Allegheny Technologies Incorporated
December 27, 2010

Agreement; (iii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or validly waived and such transactions will have been consummated; (iv) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement; and (v) the full consideration for each Share will be received by the Company and will not be less than the par value for each Share. We have not verified any of the foregoing assumptions.
     Our opinion set forth below is limited to the Delaware General Corporation Law (the “DGCL”), including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL.
     Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for, will be validly issued, fully paid, and nonassessable.
     We assume no obligation to update or supplement our opinion to reflect any changes of law or fact that may occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the proxy statement/prospectus contained in the Registration Statement under the caption “Legal Matters”. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,
/s/ K&L Gates LLP

2